Exhibit 99.1

Fluent Announces First Quarter 2025 Financial Results; Strategic Pivot Accelerates with Growth of Commerce Media Solutions

•	Revenue of $55.2 million for Q1 2025
•

Q1 2025 Commerce Media Solutions revenue grew 99% to $12.7 million representing 23% of consolidated revenue from $6.4 million or 10% of consolidated revenue in Q1 2024 with gross profit margin (exclusive of depreciation and amortization) of 22% in Q1 2025 compared to 21% for the consolidated business

•

Commerce Media Solutions annual revenue run rate now exceeds $65 million, reflecting an 8% quarter-over-quarter increase and strong momentum in executing the Company's strategic pivot to this higher growth market

•	Subsequent to the first quarter, the Company announced a strategic partnership with Rebuy Engine to launch Rebuy Ads powered by Fluent, providing post-purchase advertising for Shopify merchants

New York, NY – May 15, 2025 – Fluent, Inc. (NASDAQ: FLNT), a commerce media solutions provider, today reported unaudited financial results for the first quarter ended March 31, 2025.

Don Patrick, Fluent’s Chief Executive Officer, commented, "Our first quarter results showed the fifth consecutive quarter of strong year-over-year growth in our Commerce Media Solutions business. As we continue to execute on our strategic pivot to focus on what we see as a core, long-term growth opportunity in the commerce media marketplace, this segment has been the foundational driver of our evolving model, achieving nearly triple-digit year-over-year growth since its launch in early 2023. Underscoring our growth are the impressive partnerships with top-tier media partners and advertisers across a diverse range of market verticals. After the close of the first quarter we announced a breakthrough partnership with Rebuy Engine, a leading ecommerce personalization platform for Shopify brands. With the combined expertise of both companies, Rebuy Ads powered by Fluent is set to redefine how Shopify merchants engage with performance-driven advertising."

Mr. Patrick continued, "While Commerce Media Solutions is performing exceptionally well, we experienced some additional attrition in our Owned and Operated business primarily due to a reduction in media supply, particularly from social media. This trend has continued into the second quarter. To address this, we’re actively expanding our supply channels to mitigate long-term impacts. Importantly, as we continue efforts to stabilize this cash-flow positive Owned and Operated business, it remains a productive driver of our Commerce Media Solutions growth strategy. With the growth of our Commerce Media Solutions business and shifting revenue mix, we anticipate consolidated second quarter revenue to remain in line with the first quarter of 2025."

"Overall, we’re encouraged by our progress in the quarter, and with our visibility today, we expect to continue driving meaningful growth in our Commerce Media Solutions business through 2025 as we build a more predictable and valuable business for our shareholders," Mr. Patrick concluded.

First Quarter Financial Highlights

•

Revenue of $55.2 million, a decrease of 16%, compared to $66.0 million in Q1 2024

• Owned and Operated revenue decreased 30% to $31.1 million compared to $44.7 million in Q1 2024 as the Company continued its shift in focus and revenue mix to higher margin Commerce Media Solutions

• Commerce Media Solutions revenue increased 99% to $12.7 million compared to $6.4 million in Q1 2024

•	Net loss of $8.3 million, or $0.39 per share, compared to a net loss of $6.3 million, or $0.45 per share, for Q1 2024.
•

Gross profit (exclusive of depreciation and amortization) of $11.4 million, a decrease of 39% over Q1 2024 and representing 21% of revenue. The Company’s growing Commerce Media Solutions business reported gross profit (exclusive of depreciation and amortization) of $2.8 million, an increase of 54% over Q1 2024 and representing 22% of revenue for Q1 2025.

•

Media margin of $13.7 million, a decrease of 38% over Q1 2024 and representing 24.9% of revenue. The Company’s growing Commerce Media Solutions business reported media margin of $3.1 million, an increase of 56% over Q1 2024 and representing 24.6% for if revenue for Q1 2025.

•	Adjusted EBITDA of negative $3.1 million, a decrease of $3.7 million compared to Q1 2024 and representing 5.6% of revenue
•	Adjusted net loss of $6.7 million, or $0.31 per share, compared to $4.2 million, or $0.30 per share, for Q1 2024

Business Outlook & Goals

•

Further establish Fluent’s Commerce Media Solutions business as a leader in the performance marketing sector among both media partners and advertisers to capitalize on the growing demand for this advertising channel across numerous high-volume market verticals.

•	Drive revenue growth, improvement in net loss as compared to 2024, and positive adjusted EBITDA for full-year 2025 supported by the growth of Fluent’s Commerce Media Solutions. These improvements are expected to occur in the second half of 2025 as Commerce Media Solutions continues to scale as a percentage of consolidated revenue.
•	Leverage 14-year leadership position at the forefront of customer acquisition and robust database of first-party user data to differentiate Fluent from competitors in the commerce media space.

  Conference Call

Fluent, Inc. will host a conference call on Thursday, May 15, 2025, at 4:30 PM ET to discuss its 2025 first quarter financial results. The conference call can be accessed by phone after registering online at https://register-conf.media-server.com/register/BI2c18ceec43da4e809374edc6b958fefe. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/qsf7a838. The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging exclusive ad inventory, robust first-party data, and proprietary machine learning, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. Founded in 2010, Fluent uses its deep expertise in performance marketing to drive monetization and increase engagement at key touchpoints across the customer journey. For more insights visit http://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•

Compliance with the covenants of our credit agreement in light of current business conditions, the current uncertainty of which raises substantial doubt about our ability to continue as a going concern;

•	Ability to operate in a competitive, rapidly changing and highly regulated industry, which makes it difficult to evaluate our business and prospects
•	Dependence on the gaming industry;
•	Unfavorable publicity and negative public perception about the digital marketing industry or us;
•	A sudden reduction in online marketing spend by our clients, a loss of clients or lower advertising yields;
•	Credit risk from certain clients
•	Our relative inexperience in the post-transaction commerce media business, which is currently dominated by a major player;
•	Our need to continue investing in technology for our Commerce Media Solutions business;
•	Our competitive disadvantage because we are more selective in our traffic sources;
•	A decline in the supply of media available to us through third parties or an increase in the price of such media;
•	Ability to remain competitive with the shift to mobile applications and our use of CRM;
•	Our increasing reliance upon inbound calls, particularly in the health plan vertical, which we may be unable to obtain cost effectively obtain in the future;
•	Difficulty managing any future growth or scaling our infrastructure and products quickly enough to meet the needs of our business while maintaining profitability;
•	Global economic or political instability, including the potential impact of tariffs on our business;
•	Challenges managing the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	Strategic alternatives that could complicate operations or divert management's attention;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence upon third-party service providers and potential liability related to their actions or platform malfunctions;
•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, email marketing, text messaging, privacy, and data protection;
•	The outcome of litigation, inquiries, investigations, examinations, or other legal proceedings in which we are or may become involved, or in which our clients or competitors are involved;
•	Potential sales and use taxes and other taxes on our business;
•	Our actual or perceived failure to safeguard any personal information or user privacy;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Potential liability or expenses for legal claims based on the nature and content of the materials we create or distribute, including those provided by third parties, as a creator and a distributor of digital media content;
•	Our need to raise capital to fund our operations;
•	Our ability to maintain listing of our securities on The Nasdaq Capital Market;
•	The volatility of our stock price and concentration of stock ownership;
•	Potential dilutive effect of any future issuances of shares of our common stock;
•	Lack of cash dividends for the foreseeable future;
•	Status of a smaller reporting company and non-accelerated filer, which involves certain reduced governance and disclosure requirements; and
•	Uncertainty in the acceptance by Shopify merchants of Rebuy Ads powered by Fluent.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	March 31, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$4,828	$9,439
Accounts receivable, net of allowance for credit losses of $483 and $487, respectively	37,019	46,532
Prepaid expenses and other current assets	8,126	8,729
Restricted cash	1,255	1,255
Total current assets	51,228	65,955
Property and equipment, net	233	304
Operating lease right-of-use assets	1,118	1,570
Intangible assets, net	20,986	21,797
Other non-current assets	3,929	3,991
Total assets	$77,494	$93,617
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$8,513	$8,776
Accrued expenses and other current liabilities	19,694	21,905
Deferred revenue	341	556
Current portion of long-term debt	21,801	31,609
Current portion of operating lease liability	1,310	1,836
Total current liabilities	51,659	64,682
Long-term debt, net	—	250
Convertible Notes, at fair value with related parties	3,800	3,720
Operating lease liability, net	—	9
Other non-current liabilities	—	1
Total liabilities	55,459	68,662
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 21,412,255 and 20,791,431, respectively; and Shares outstanding — 20,643,660 and 20,022,836, respectively	47	47
Treasury stock, at cost — 768,595 and 768,595 Shares, respectively	(11,407)	(11,407)
Additional paid-in capital	452,459	447,110
Accumulated deficit	(419,064)	(410,795)
Total shareholders' equity	22,035	24,955
Total liabilities and shareholders' equity	$77,494	$93,617

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$55,210	$65,983
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	43,775	47,348
Sales and marketing	4,070	4,812
Product development	3,398	4,840
General and administrative	8,582	10,365
Depreciation and amortization	2,461	2,571
Total costs and expenses	62,286	69,936
Loss from operations	(7,076)	(3,953)
Interest expense, net	(880)	(1,415)
Fair value adjustment of Convertible Notes with related parties	(80)	—
Loss before income taxes	(8,036)	(5,368)
Income tax expense	(233)	(908)
Net loss	$(8,269)	$(6,276)

Basic and diluted loss per share:
Basic	$(0.39)	$(0.45)
Diluted	$(0.39)	$(0.45)

Weighted average number of shares outstanding:
Basic	21,211,439	13,902,165
Diluted	21,211,439	13,902,165

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,269)	$(6,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,461	2,571
Non-cash loan amortization expense	176	711
Share-based compensation expense	335	600
Fair value adjustment of Convertible Notes with related parties	80	—
Allowance for credit losses	(4)	82
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	9,517	3,028
Prepaid expenses and other current assets	603	(266)
Other non-current assets	106	100
Operating lease assets and liabilities, net	(83)	(85)
Accounts payable	(263)	(2,125)
Accrued expenses and other current liabilities	(2,331)	2,344
Deferred revenue	(215)	131
Other	(1)	(947)
Net cash provided by (used in) operating activities	2,112	(132)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(1,570)	(1,796)
Net cash used in investing activities	(1,570)	(1,796)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	21,841	—
Repayments of long-term debt	(31,869)	(1,250)
Debt financing costs	(125)	(968)
Proceeds from issuance of pre-funded warrants	5,000	—
Net cash used in financing activities	(5,153)	(2,218)
Net decrease in cash, cash equivalents, and restricted cash	(4,611)	(4,146)
Cash, cash equivalents, and restricted cash at beginning of period	10,694	15,804
Cash, cash equivalents, and restricted cash at end of period	$6,083	$11,658

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as a percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for put/call consideration, (7) goodwill impairment, (8) impairment of intangible assets, (9) loss (gain) on disposal of property and equipment, (10) fair value adjustment of Convertible Notes with related parties, (11) acquisition-related costs, (12) restructuring and other severance costs, and (13) certain litigation and other related costs.

Adjusted net income is defined as net income (loss) excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for put/call consideration, (4) goodwill impairment, (5) impairment of intangible assets, (6) loss (gain) on disposal of property and equipment, (7) fair value adjustment of Convertible Notes with related parties (8) acquisition-related costs, (9) restructuring and other severance costs, and (10) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands, except percentages)	2025	2024
Revenue	$55,210	$65,983
Less: Cost of revenue (exclusive of depreciation and amortization)	43,775	47,348
Gross profit (exclusive of depreciation and amortization)	$11,435	$18,635
Gross profit (exclusive of depreciation and amortization) % of revenue	21%	28%
Non-media cost of revenue (1)	2,296	3,504
Media margin	$13,731	$22,139
Media margin % of revenue	24.9%	33.6%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure, for Commerce Media Solutions.

	Three Months Ended March 31,
(In thousands, except percentages)	2025	2024
Revenue	$12,660	$6,376
Less: Cost of revenue (exclusive of depreciation and amortization)	9,847	4,553
Gross profit (exclusive of depreciation and amortization)	$2,813	$1,823
Gross profit (exclusive of depreciation and amortization) % of revenue	22%	29%
Non-media cost of revenue (1)	298	175
Media margin	$3,111	$1,998
Media margin % of revenue	24.6%	31.3%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss, which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands)	2025	2024
Net loss	$(8,269)	$(6,276)
Income tax expense	233	908
Interest expense, net	880	1,415
Depreciation and amortization	2,461	2,571
Share-based compensation expense	335	600
Fair value adjustment of Convertible Notes with related parties	80	—
Acquisition-related costs(1)	(119)	782
Restructuring and other severance costs	1,315	665
Adjusted EBITDA	$(3,084)	$665

(1)

Balance includes compensation expense related to non-compete agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was ($119) and $151 for the three months ended March 31, 2025 and 2024, respectively.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended March 31,
(In thousands, except share and per share data)	2025	2024
Net loss	$(8,269)	$(6,276)
Share-based compensation expense	335	600
Fair value adjustment of Convertible Notes with related parties	80	—
Acquisition-related costs(1)	(119)	782
Restructuring and other severance costs	1,315	665
Adjusted net loss	$(6,658)	$(4,229)
Adjusted net loss per share:
Basic	$(0.31)	$(0.30)
Diluted	$(0.31)	$(0.30)
Weighted average number of shares outstanding:
Basic	21,211,439	13,902,165
Diluted	21,211,439	13,902,165

(1)	Balance includes compensation expense related to non-compete agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was ($119) and $151 for the three months ended March 31, 2025 and 2024, respectively.

We present media margin, adjusted EBITDA, and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, excludes certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income, and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Annual Revenue Run Rate

Annual Revenue Run Rate is an operational metric that represents the annualized revenue of the Company’s media partnerships at current monetization levels, as of the end of the reporting period. The Company calculates Annual Revenue Run Rate as follows:

•

Media partners within Commerce Media Solutions with an active contract are assessed and assigned an annual media volume estimate based on the active term of the contract and the monetization rate at the end of the reporting period. The Company considers a media partner contract to be active when the contractual term commences (the "start date") until its right to serve the partner’s commerce traffic ends. Even if the contract with the customer is executed before the start date, the contract will not count toward Annual Revenue Run Rate until the media partner’s right to receive the benefit of the services has commenced.

•

As Annual Revenue Run Rate includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding new business. For contracts expiring within 12 months of the period-end calculation date, Annual Revenue Run Rate does reflect expectations of renewal.

•

The Company’s Commerce Media Solutions platform provides the technology to effectively monetize the partner’s media by placing relevant ads at a contracted moment of consumer engagement. Although from inception to date, improvements in the platform’s AI-powered technology have consistently driven increased rates of monetization, for the purpose of Annual Revenue Run Rate, the Company assumes a consistent monetization level to that as measured on each media partner at the end of the reporting period.

The way the Company measures Annual Revenue Run Rate may not be comparable to similarly titled measures presented by other companies and should not be viewed as a projection of future revenue.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com